      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 2003
                                                      REGISTRATION NO. 333-85915
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   ___________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                                   ___________

                           CORVAS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      33-0238812
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (858) 455-9800
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ___________
                                RANDALL E. WOODS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (858) 455-9800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   ___________

                                   COPIES TO:

                             BARBARA L. BORDEN, ESQ.
                             DENISE L. WOOLARD, ESQ.
                               COOLEY GODWARD LLP
                               4401 EASTGATE MALL
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 550-6000

Corvas International, Inc. (the "REGISTRANT") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 on August 26, 1999 (Reg. No. 333-85915) (the "REGISTRATION STATEMENT"), which originally registered 250,000 shares of Common Stock, par value $0.001 per share, of the Registrant for resale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant's contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Diego, State of California, on the 7th day of March, 2003.

                                      CORVAS INTERNATIONAL, INC.

                                      By:  /s/ Randall E. Woods
                                           -------------------------------------
                                           Randall E. Woods
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall E. Woods and Carolyn M. Felzer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                         TITLE                                        DATE
         ---------                                         -----                                        ----
/s/ Randall E. Woods                         President, Chief Executive Officer and              March 7, 2003
-----------------------------------          Director
Randall E. Woods                             (PRINCIPAL EXECUTIVE OFFICER)


/s/ Carolyn M. Felzer                        Vice President and Controller                       March 7, 2003
-----------------------------------          (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
Carolyn M. Felzer


/s/ M. Blake Ingle                           Chairman of the Board of Directors                  March 7, 2003
-----------------------------------
M. Blake Ingle, Ph.D.


/s/ Susan B. Bayh                            Director                                            March 7, 2003
-----------------------------------
Susan B. Bayh


/s/ J. Stuart Mackintosh                     Director                                            March 7, 2003
-----------------------------------
J. Stuart Mackintosh


/s/ Burton E. Sobel                          Director                                            March 7, 2003
-----------------------------------
Burton E. Sobel, M.D.


/s/ Michael Sorell                           Director                                            March 7, 2003
-----------------------------------
Michael Sorell, M.D.


/s/ Nicole Vitullo                           Director                                            March 7, 2003
-----------------------------------
Nicole Vitullo


/s/ George P. Vlasuk                         Director                                            March 7, 2003
-----------------------------------
George P. Vlasuk, Ph.D.

